1Q 2026 Investor Presentation May 2026

Disclaimer 2 Forward-Looking Statements This presentation contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating loss and loss adjustment expense reserves and the possibility that incurred losses and loss adjustment expenses may be greater than our estimate used to compute loss and loss adjustment expense reserves included in the financial statements; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write and ultimately our financial condition and triggering a default on our credit facility; the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel; adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance laws and regulations; changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; a failure of any of the loss limitations or exclusions we utilize in our insurance products to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; an adverse result in any litigation or legal proceedings we are or may become subject to; and inability to generate taxable income and execute tax planning strategies which could adversely impact our ability to recognize deferred tax assets at the level reflected on our balance sheet. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this presentation and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Non-GAAP Financial Measures In presenting James River Group Holdings, Inc.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting (loss) profit, adjusted net operating (loss) income, tangible equity, tangible common equity, and adjusted net operating return on tangible equity (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible equity balances in the respective period), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this presentation. Ratings Disclaimer Notice Reproduction of any information, data or material, including ratings (“Content”) in any form is prohibited except with the prior written permission of the relevant party. 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Market and Industry Data This presentation includes market and industry data, forecasts and projections. We have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved.

$1.1 Billion Gross Written Premium(1) $518 Million Total Shareholders’ Equity $4.8 Billion Total Assets “A-” (Excellent) A.M. Best Rating A Leading Specialty Insurer with a Diversified E&S Platform 31. Gross Written Premiums reflect LTM information as of March 31, 2026. All other information as of March 31, 2026 unless otherwise noted. Key Investment Highlights • A focus on profitable growth within the attractive small to medium enterprise E&S market • Underwriting culture with significant focus on active performance monitoring and enterprise risk management • 20+ year wholesale-only distribution model creates deep alignment and loyalty with wholesale network • Strong balance sheet with highly rated reinsurance partners, legacy protection for 2023 and prior accident years and positive trend activity in recent accident years • Reorganized E&S leadership team with extensive industry experience • Expense discipline and 2025 redomicile has created operational and expense efficiencies • Upgraded technology platform to create and improve underwriting efficiencies

Profitability Focused - Enabled by Positioning, People, and Technology • U.S. Small and Medium Company Focus with Limited Property & Auto • Wholesale Only Distribution Creates Loyalty and Drives Strong Submission Growth • New Energy and Leadership Appointments Across E&S and Group • Durable Expense Management Initiatives Create Efficient Path • Technology Solutions to Increase Underwriting Efficiency in Profitable Divisions • De-risked Fronting Business with Deliberately Low Retention 4 1Q26 Results: Grew GWP in Ongoing Casualty and Specialty Lines and Continued Recognition of Expense Efficiencies Tangible Common Equity per Share(2) $8.77 Net Investment Income YoY Growth 7% Group Combined Ratio 104.6% | 99.7% (3) E&S Combined Ratio 96.5% | 91.8% (3) 1. Core Casualty reflects ongoing active casualty divisions excluding excess property, manufacturing & contractors, and contract binding. 2. Tangible common equity per share is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Measure” on the Disclosure page. 3. Combined Ratio and Expense Ratio values are presented as of 1Q26 as reported and excluding the impact of reinsurance reinstatement premiums of $6.7 million on net written premium, net earned premium, and underwriting profit. 4. Decline of $4M in G&A expenses year over year for Specialty Admitted (46%) and Corporate (15%) on an aggregate basis. Group Expense Ratio 35.4% | 33.7% (3) Expense Savings(4) (11%) YoY Growth of GWP Core Casualty(1) 6.5% Specialty 6.1% Excess Casualty 15.0%

E&S Market: Significant Long-Term Growth and Opportunity 5 The E&S market - with its flexibility and niche focus - has shown itself to be a permanent force in aligning capital and need, with an outlook poised for continued profitable growth even in a moderating overall market. 1. Source: S&P Global Market Intelligence – P&C Market Share Report 2025 sourced from Capital IQ Pro for 253 total participants and excluding US territories. U.S. Excess & Surplus Lines DWP ($BN) (1) 2013 – 2017 Average Growth Rate 4% 2017 – 2020 Average Growth Rate 12% 2020 – 2025 Average Growth Rate 18% $27.3 $28.9 $29.8 $29.9 $31.5 $34.6 $40.3 $47.6 $62.9 $75.5 $86.5 $98.2 $105.0 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Our Core Competency in E&S Aligns With Attractive Market 6 96%(1) of Net Written Premiums originated from E&S lines in 2025, making us one of the largest and most concentrated public companies in E&S exposure Source: Statutory E&S direct written premium as defined and calculated by S&P Global Market Intelligence. Represents statutory E&S direct written premium divided by GAAP consolidated gross written premium for 2025. 1. 96% represents 2025 net written premiums from the U.S. E&S lines market divided by consolidated net written premiums. Statutory E&S direct written premium represented 84% of 2025 GAAP consolidated gross written premiums. Peer company exposure percentages are based on U.S. E&S direct written premium data from S&P Global Market Intelligence and may differ if recalculated on a net written premium basis. Deliberate focus on small and medium sized accounts which have historically been more profitable $2.0 BN $581 MM $ 734 MM $316 MM $914 MM $783 MM $804 MM $4.4 BN $1.6 BN$4.1 BN$990 MM 100% 100% 96%(1) 85% 79% 45% 39% 37% 29% 25% 7%

DIVERSIFIED E&S PLATFORM

Enables Opportunistic Growth and Prudent Risk Selection

Key Drivers

- Material changes to underwriting and performance monitoring since 2023 allow us to nimbly address opportunities in changing markets
- 5 primary divisions with designated leaders empowered to achieve growth and profitability objectives across 15 distinct underwriting disciplines
- Active portfolio management approach drives opportunistic underwriting
- Limited natural catastrophe and tariff risk given business mix
- Exclusive focus on U.S. small and medium enterprise casualty



Specialty (2)
14%
Property
4%
Primary Casualty (3)
32%
Manufacturers & Contractors
16%
E&S GWP(1)
$1.0 Billion
34%
Excess Casualty

1. Gross Written Premiums reflect LTM information as of March 31, 2026.
2. Includes the following underlying divisions, Allied Health & Medical, Energy, Environmental, Life Sciences, Management Liability, and Professional Liability.
3. Includes the following underlying divisions, General Casualty, Sports & Entertainment, Commercial Auto, Small Business, Contract Binding.

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E&S Renewal Rate Change Our Casualty Focus Enables us to Selectively Target Profitable Growth with Attractive Rate and a Strong Submissions Environment 8 1. Figures presented on an LTM basis as of March 31, 2026 unless otherwise noted. Targeted reduction of Avg. Account Size reflects the change for average premium per policy compared to prior period. Submission and Quote growth reflects year over year comparison for all E&S excluding commercial auto and contract binding. Compounded rate change increased to 98% for the quarter ending March 31, 2026 (6.1%) Targeted Reduction of Avg. Account Size(1) 6.0% 5.0% New Submission Growth New Quote Growth Casualty accounts for over 96% of GWP 6.6% All E&S 17.7% Excess Casualty 7.7% All Casualty $699 $834 $921 $1,007 $1,017 $963 $962 21% 36% 51% 65% 80% 96% 98% -80% -60% -40% -20% 0% 20% 40% 60% 80% 100% 120% $350 $450 $550 $650 $750 $850 $950 $1,050 $1,150 $1,250 2020 2021 2022 2023 2024 2025 LTM 1Q26 E&S ex. Uber GWP ($ MM) Compounded Rate Change

Selective Growth Driven by Strong ERM & Underwriting Discipline 9 1Q26 E&S segment accident year loss ratio of 64.8% due to nimble shifts in business mix, significant changes to underwriting appetite and the impact of premium adjustments Initial E&S Segment Accident Year Loss Ratio Has Been Stable Increased retention at 2025 mid- year E&S reinsurance treaty renewal reflecting confidence in underwriting actions Material bifurcation in performance between pre 2023 and more recent accident years reflecting the positive impact of our significant underwriting changes throughout the portfolio Collaboration across underwriting, pricing, and claims creates continual performance feedback loop and is a result of material underwriting actions established by management over several years

March 31st 2026 Core E&S (1) (By Number of Months) Claims Counts Show a Pervasive, Declining Trend 10 The significant decline post 2022 reflects substantial underwriting changes to portfolio $ in Millions and all premiums are gross of prior year reinsurance adjustments 1. Excludes Commercial Auto division. 2. Total E&S is shown from 2020 – 2026 due to exclusion of Raiser (Uber) runoff block, which is subject to an unlimited LPT. 3. 2026 Net Earned Premium reflective of premium earned during the quarter ending March 31, 2026 (excludes $12.3 million of premium adjustments associated with prior years, including reinstatement premiums). March 31st 2026 Total E&S (2) (By Number of Months) 8% Total E&S Claim Count improvement after 39 months Reported Claims Counts Accident Year Net Earned Premium ($) 3 15 27 39 51 63 75 87 99 111 123 135 2015 $186.9 284 1,799 2,120 2,310 2,433 2,518 2,569 2,609 2,636 2,672 2,703 2,731 2016 200.2 361 2,130 2,534 2,782 2,920 3,004 3,078 3,131 3,251 3,325 3,412 2017 213.7 370 2,295 2,683 2,929 3,094 3,176 3,232 3,284 3,347 3,398 2018 241.3 549 3,562 4,042 4,332 4,497 4,576 4,759 4,962 5,043 2019 302.7 794 4,424 5,062 5,525 5,864 6,153 6,441 6,746 2020 385.2 729 3,619 4,609 5,166 5,623 6,349 7,022 2021 458.6 572 3,459 4,350 4,856 5,224 5,534 2022 521.1 468 3,229 4,291 4,862 5,397 2023 597.7 401 2,964 3,910 4,859 2024 560.5 398 2,736 3,621 2025 553.3 342 2,495 2026(3) 133.5 321 Accident Year Net Earned Premium ($) 3 15 27 39 51 63 75 2020 $415.2 824 4,031 5,073 5,653 6,120 6,848 7521 2021 494.2 683 4,150 5,081 5,597 5,971 6,282 2022 559.5 560 3,698 4,796 5,393 5,931 2023 626.0 458 3,235 4,219 5,180 2024 579.0 435 2,959 3,882 2025 571.8 386 2,712 2026(3) 138.5 348

March 31st 2026 Core E&S (1) (By Number of Months) Accident Year 3 15 27 39 51 63 75 2020 1.3% 12.6% 25.5% 37.2% 48.0% 58.7% 68.9% 2021 0.9% 14.9% 25.2% 35.7% 46.7% 56.3% 2022 0.7% 10.2% 22.3% 36.3% 46.9% 2023 0.5% 8.7% 19.2% 32.0% 2024 0.5% 7.6% 16.9% 2025 0.3% 6.2% 2026(3) 0.4% * annualized Reported Loss Ratios Appear to Support Green Shoots 11 Reported loss ratios have meaningfully trended down since 2022 as the portfolio has been refocused 1. Excludes Commercial Auto division. 2. Total E&S is shown from 2020 – 2026 due to exclusion of Raiser (Uber) runoff block, which is subject to an unlimited LPT. March 31st 2026 Total E&S (2) (By Number of Months) Reported Loss Ratios Accident Year 3 15 27 39 51 63 75 87 99 111 123 135 2015 0.8% 10.7% 22.9% 32.9% 46.5% 52.5% 56.5% 58.6% 60.9% 62.2% 63.4% 64.9% 2016 0.8% 13.4% 26.8% 43.5% 51.9% 57.9% 62.3% 66.5% 69.1% 71.2% 73.9% 2017 1.0% 12.7% 27.4% 39.4% 46.7% 56.6% 60.6% 65.3% 69.1% 71.9% 2018 1.3% 17.9% 29.8% 42.2% 52.8% 57.6% 62.6% 67.9% 70.2% 2019 1.4% 15.2% 26.2% 41.4% 52.0% 60.0% 67.5% 73.8% 2020 1.3% 12.4% 25.4% 36.5% 46.9% 58.0% 68.6% 2021 0.9% 14.5% 24.8% 35.5% 46.7% 56.3% 2022 0.7% 10.1% 22.3% 36.4% 46.9% 2023 0.5% 8.2% 18.3% 31.3% 2024 0.5% 7.6% 16.6% 2025 0.3% 6.2% 2026(3) 0.4% * annualized 14% Total E&S Reported Loss Ratio improvement after 39 months 14% Total E&S Reported Loss Ratio improvement after 39 months

Capital Position

Our strong balance sheet enables us to continue to capitalize on the current E&S market opportunity

	2Q 2025	3Q 2025	4Q 2025	1Q 2026
Assets				
Total Invested Assets	$1,716.5	$1,746.2	$1,697.2	$1,728.0
Cash and Cash Equivalents [1]	$220.0	$238.8	$260.9	$227.6
Reinsurance Recoverables	$2,108.8	$2,153.3	$2,144.4	$2,097.4
Goodwill and Intangible Assets	$214.1	$214.0	$213.9	$213.8
Total Assets	$5,018.3	$4,950.3	$4,859.9	$4,761.8
Liabilities and Shareholders' Equity				
Reserve for Losses and LAE	$3,076.5	$3,116.8	$3,099.4	$3,087.8
Deferred Reinsurance Gain	$65.3	$88.8	$86.7	$100.9
Senior Debt	$225.8	$225.8	$225.8	$225.8
Junior Subordinated Debt	$104.1	$104.1	$104.1	$104.1
Total Debt	$329.9	$329.9	$329.9	$329.9
Accumulated Other Comprehensive Income (AOCI)	-$50.7	-$39.0	-$34.7	-$43.9
Series A Redeemable Preferred Shares	$133.1	$133.1	$133.1	$133.1
Shareholders' Equity	$492.6	$503.6	$538.2	$518.4
Tangible Equity	$476.9	$511.5	$544.1	$538.6
Tangible Equity (Leverage Ratio)	$411.6	$422.7	$457.4	$437.7
Tangible Common Equity	$343.7	$378.4	$411.0	$405.5
Leverage Metrics				
Leverage Ratio [2]	29%	29%	27%	28%
Net Written Premium / Tangible Equity [3]	1.19x	1.06x	1.05x	1.04x
Per Share Metrics				
Shareholders' Equity per Share	$10.73	$10.96	$11.71	$11.21
Tangible Equity per Share	$8.03	$8.60	$9.15	$9.01
Tangible Common Equity per Share	$7.49	$8.24	$8.94	$8.77

$ and shares in millions, excluding Per Share Metrics

Commentary

- Strong balance sheet with low financial and operating leverage, high-quality investments, and highly rated reinsurers
- Well positioned for profitable growth, driving stable and compelling returns on average tangible common equity
- Healthy operating and financial leverage ratios leave significant capacity for profitable growth
- Tangible common equity per share of $8.77 reflects an increase of **23%** since March 31, 2025
- Legacy E&S reserve capacity for pre-2023 accident years in place with no retention on adverse development cover and lower frequency and incurred losses observed in recent accident years [4]

1. Excluding restricted cash equivalents.
2. Leverage ratio, in accordance with the Company's credit agreements, is calculated as adjusted consolidated debt / total capital. Adjusted consolidated debt treats hybrid securities as equity capital up to 15% of total capitalization. Total capital is defined as total debt plus tangible equity excluding accumulated other comprehensive income.
3. Net written premium presented on an LTM basis as of the period indicated.
4. There remains $7.5 million of aggregate limit on the adverse development reinsurance contract with Cavello Bay ("E&S Top Up ADC"). The Company does not have a retention on the E&S Top Up ADC which covers the majority of the E&S segment's reserves for accident years 2023 and prior.

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A Stable, Yield Generating Investment Portfolio 13 High quality and well diversified portfolio across asset classes designed to provide consistent investment income 1. Investment portfolio value reflects total invested assets plus cash and cash equivalents (excluding restricted cash equivalents) as reported on the Company’s consolidated balance sheet as of March 31, 2026. 2. Excludes restricted cash equivalents. 3. Includes fixed maturity, bank loan and equity securities for 1Q26. $21.3 Million 1Q26 Net Investment Income $84.8 Million LTM 1Q26 Net Investment Income 3.5 Years Duration(2) “A+” Weighted Average Credit Rating 4.9% 1Q 2026 Fixed Income New Money Yields 4.5% Annualized Gross Investment Yield(3) Investment Portfolio $2.0 Billion(1) 12% 2% 3% 8% 4% 70% Fixed Maturity Securities 73% 4% 8% 3% 12% Preferred Stock Bank Loans Other Invested Assets Cash & Cash Equivalents(2)

14 Driving Innovation Through Technology AI-enabled underwriting workbench throughout E&S segment Core platform modernization Key Initiatives ⚫ Speed to market and response time are critical factors to the wholesale distribution channel, and are gatekeepers in the E&S market. ⚫ Profitable, efficient underwriting is our primary focus. We believe integrating Kalepa with Guidewire will help to better prioritize workflows, fueling scaled and measured growth. ⚫ Leveraging advanced AI platforms, data, and decision support tools will surface insights, enable automation and enhance underwriting judgement, not replace it. ⚫ We are confident that continued technology adoption will be a tangible differentiator for us as we optimize across our SME client focus and our wholesale-only distribution model.

15 Recognition Employees are our greatest assets; James River is proud of its continued award recognition, high engagement scores, and rewarding culture. 1. Note: Top Workplaces is the nation’s leading employer recognition program that has been recognizing outstanding companies since 2006. Award recipients are determined by feedback captured in the Energage Workplace Survey, conducted annually. Organizations must achieve a 35% response rate to be considered for a Top Workplaces award. USA Awards Regional Awards Industry Awards Top Workplaces Cultural Excellence Awards James River Group Holdings is a 2026 Top Workplace! 6 Years Running

Appendix: Underwriting Performance Ratios & Non-GAAP Reconciliation

Underwriting Performance Ratios

	1Q26	1Q25	2025	2024
			12 Months Ended December 31st	
Excess and Surplus Lines				
Loss Ratio	**68.0%**	**64.8%**	**64.0%**	**87.6%**
Impact of Retroactive Insurance	10.8%	(1.4)%	5.1%	7.3%
Loss Ratio including Impact of Retroactive Insurance	78.8%	63.4%	69.1%	94.9%
Combined Ratio	**96.5%**	**91.5%**	**89.4%**	**115.1%**
Impact of Retroactive Insurance	10.8%	(1.4)%	5.1%	7.3%
Combined Ratio including Impact of Retroactive Insurance	107.3%	90.1%	94.5%	122.4%
Consolidated				
Loss Ratio	**69.2%**	**66.8%**	**66.4%**	**86.2%**
Impact of Retroactive Insurance	10.5%	(1.3)%	4.8%	6.2%
Loss Ratio including Impact of Retroactive Insurance	79.7%	65.5%	71.2%	92.4%
Combined Ratio	**104.6%**	**99.5%**	**96.6%**	**117.6%**
Impact of Retroactive Insurance	10.5%	(1.3)%	4.8%	6.2%
Combined Ratio including Impact of Retroactive Insurance	115.1%	98.2%	101.4%	123.8%

Note: The above table provides the underwriting performance ratios of the Company inclusive of the business subject to retroactive reinsurance accounting. There is no economic impact to the Company over the life of a retroactive reinsurance contract so long as any additional losses subject to the contract are within the limit of the contract and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting gives the users of our financial statements useful information in evaluating our current and ongoing operations.

Note: Under the terms of the agreement, the commercial auto LPT is not subject to an aggregate limit.

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Non-GAAP Measures Reconciliation

12 Months Ended December 31st

Underwriting Profit / Adjusted Net Operating Income

Underwriting Profit (Loss) $ in millions	1Q26	1Q25	2025	2024
Underwriting Profit (Loss) of the Operating Segments:				
Excess and Surplus Lines	4.7	11.7	59.5	(77.5)
Specialty Admitted Insurance	(1.8)	(0.3)	(5.7)	6.9
Total Underwriting Profit (Loss) of Operating Segments	$2.9	$11.4	$53.8	($70.6)
Operating Expenses of Corporate and Other Segment	(9.1)	(10.6)	(33.5)	(35.0)
Underwriting (Loss) Profit[1]	($6.2)	$0.7	$20.3	($105.6)
Losses and Loss Adjustment Expenses – Retroactive Reinsurance	(14.2)	1.9	(28.8)	(37.2)
Net Investment Income	21.3	20.0	83.4	93.1
Net Realized and Unrealized (Loss) Gains on Investments	(6.6)	(1.4)	(2.2)	3.6
Other Income (Expense)	0.8	0.4	1.7	(0.0)
Interest Expense	(5.6)	(5.5)	(23.5)	(24.7)
Amortization of Intangible Assets	(0.1)	(0.1)	(0.4)	(0.4)
Consolidated (Loss) Income from Continuing Operations Before Taxes	($10.6)	$16.0	$50.5	($71.1)

Adjusted Net Operating (Loss) Income $ in millions	1Q26	1Q25	2025	2024
(Loss) Income Available to Common Shareholders	($10.9)	$7.6	$39.6	($118.3)
Loss from Discontinued Operations	0.1	1.4	2.4	17.6
Losses and Loss Adjustment Expenses – Retroactive Insurance	11.2	(1.5)	22.7	29.4
Net Realized and Unrealized (Gains) Losses on Investments	5.2	1.1	1.7	(2.9)
Other Expenses	0.1	0.5	1.8	5.6
One-time Tax Benefit in Connection with Redomicile	-	-	(14.1)	-
Series A Deemed Dividends	-	-	-	27.0
Adjusted Net Operating Income (Loss)	$5.8	$9.1	$54.1	($41.5)

1. Included in underwriting results for the three months ended March 31, 2026 and 2025 is gross fee income of $1.5 million and $4.3 million, respectively, and the negative impact of $6.7 million and $3.1 million of reinsurance reinstatement premiums incurred during the respective periods. In the current year, these premiums were associated predominantly with a single claim within the Company's E&S segment.

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Non-GAAP Measures Reconciliation 19 1Q26 1Q25 2025 2024 12 Months Ended December 31st 1Q26 1Q25 2025 2024 Tangible Equity and Tangible Common Equity ($ in millions) Shareholders’ Equity 518.4 484.5 538.2 460.9 Plus: Series A Redeemable Preferred Shares 133.1 133.1 133.1 133.1 Plus: Deferred Reinsurance Gain 100.9 56.0 86.7 58.0 Less: Goodwill and Intangible Assets (213.8) (214.2) (213.9) (214.3) Tangible Equity $538.6 $459.5 $544.1 $437.7 Less: Series A Redeemable Preferred Shares (133.1) (133.1) (133.1) (133.1) Tangible Common Equity $405.5 $326.3 $411.0 $304.6 Common Shares Outstanding (000’s) 46,237 45,893 45,969 45,644 Shares From Conversion of Series A Preferred (000’s) 13,522 13,522 13,522 13,522 Shares Outstanding After Conversion of Series A Preferred (000’s) 59,758 59,414 59,490 59,166 Shareholders’ Equity per Share $11.21 $10.56 $11.71 $10.10 Tangible Equity per Share $9.01 $7.73 $9.15 $7.40 Tangible Common Equity per Share $8.77 $7.11 $8.94 $6.67